Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Plan Administrator of the
Rocky Mountain Chocolate Factory, Inc. 401(k) Plan:

We consent to the incorporation by reference in the Registration Statement (No. 033 79342) on Form S 8 of Rocky Mountain Chocolate Factory, Inc. of our report dated August 15, 2012, with respect to the statements of net assets available for benefits of Rocky Mountain Chocolate Factory, Inc. 401(k) Plan as of February 29, 2012 and February 28, 2011, the related statement of changes in net assets available for benefits for the year ended February 29, 2012, and the related supplemental schedule of Schedule H, line 4i   schedule of assets (held at end of year) as of February 29, 2012 and the supplemental Schedule H, Part IV, line 4j, schedule of reportable transactions for the year ended February 29, 2012, which appear in the February 29, 2012 annual report on Form 11 K of Rocky Mountain Chocolate Factory, Inc. 401(k) Plan.

Ehrhardt Keefe Steiner & Hottman PC

August 15, 2012
Denver, Colorado